UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2014 (July 22, 2014)

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 122 - 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2014, Potash Corporation of Saskatchewan Inc. (the “Company”) received notice from William J. Doyle of his resignation from his position as a member of the Company’s Board of Directors (the “Board”), which was delivered in accordance with the PotashCorp Governance Principles (the “Governance Principles”). Mr. Doyle’s resignation was accepted by the Board on July 23, 2014. The Governance Principles provide that the Chief Executive Officer will resign from the Board upon retirement or otherwise resigning as Chief Executive Officer. As previously disclosed, Mr. Doyle resigned from his position as President and Chief Executive Officer of the Company effective July 1, 2014, and assumed a new role as Senior Advisor to the Company, from which he will retire on June 30, 2015.

On July 23, 2014, the Board appointed Jochen Tilk, 50, to fill the vacancy on the Board created by Mr. Doyle’s resignation. As previously disclosed, Mr. Tilk became the President and Chief Executive Officer of the Company effective July 1, 2014 and is not an independent director under the Governance Principles, National Instrument 58-101 “Disclosure of Corporate Governance Practices”, applicable rules of the Securities and Exchange Commission and the New York Stock Exchange corporate governance rules. Mr. Tilk will not serve on any committees of the Board and will not receive any compensation for his service on the Board. There are no related-party transactions between the Company and Mr. Tilk within the meaning of Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph Podwika
Name:	Joseph Podwika
Title:	Senior Vice President, General Counsel and Secretary

Dated:  July 24, 2014